Exhibit 10.32

Second Amendment to the License Agreement with Rare Resource Recycling, Inc

This is the Second Amendment (“Second Amendment”) to the License Agreement (“License Agreement”) between the University of Houston (“UH”), an agency of the State of Texas pursuant to Chapter 111, Texas Education Code, and having offices at the Office of Technology Transfer and Innovation, E. Cullen Bldg., Room 316, 4800 Calhoun St., Houston, TX 77204, and Rare Resource Recycling, Inc (“Licensee”), having its principal office at 8310 Castleford Ste. 320, Houston, TX 77040, that was originally executed on December 9, 202, as amended July 29, 2025 (the “Effective Date”). The signatories to this Second Amendment shall be collectively referred to as the “Parties” and individually as a “Party”, as applicable.

RECITALS:

WHEREAS, Parties seek to amend the License Agreement update the milestone events.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the sufficiency of which is mutually acknowledged, UH and Licensee, hereby agree as follows:

1.	Once executed by both Parties, this Second Amendment is effective the same Effective Date of the License Agreement.

2.	Amend Article 3.1(b) of the Agreement to replace the table of commercialization milestones with the following:

Milestone Events	Deadlines
Completion of feasibility study of (1) the scalability of REE refinement processes and (2) financial and operational requirements thereof	12/31/26
Demonstration facility operational	9/30/26
Permanent facility construction and commercial production of a minimum of 50 MT of MREO per year to commence within 18-months of completion of the Feasibility Study	6/30/28

3.	UH waives the right to declare a breach under Article 9.2 result from failure to meet commercialization milestones included in the Agreement prior to this Amendment.

4.	No Default, No Breach. UH confirms that as of the date of this Amendment, the Company is not in default or breach of any of its obligations under the Agreement, including as amended by this Amendment. UH further confirms that as of the date of this Amendment, it does not have a present termination right under any subsection of Article 9.2.

UH License Agreement Amendment Form updated January 17, 2024	1 of 2

The Parties have executed this Agreement by their duly authorized representatives.

UNIVERSITY OF HOUSTON

/s/ Ramanan Krishnamoorti	Date:	4/29/2026
Ramanan Krishnamoorti, Ph.D.
Vice President, Energy and Innovation

RARE RESOURCE RECYCLING, INC.

/s/ Justin Froneman		Date:	4/29/2026
[Name]	Justin Froneman
[Title]	Chief Operating Officer

UH License Agreement Amendment Form updated January 17, 2024	2 of 2